EXHIBIT 5.02

Dynamic Energy Alliance Corporation
10000 N. Central Expressway, Suite 400,
Dallas, Texas 75231

October 1, 2013

Board of Directors
Dynamic Energy Alliance Corporation
10000 N. Central Expressway, Suite 400,
Dallas, Texas 75231

Re:  Resignation of James Michael Whitfield Officer Positions

Dear Board of Directors:

Please be advised that I, James Michael Whitfield, do hereby resign all of my positions as officer of Dynamic Energy Alliance Corporation., (the "Company"). This resignation is effective immediately. Specifically, I resign from my position as President, Chief Executive Officer, (CEO), Treasurer and Chief Financial Officer, (CFO) of the Company, as well as any other positions that might be construed as part of the executive management of the Company.

This resignation is made for personal reasons and not due to any disagreement on any matter relating to the operations, policies, or practices of the Company.

Very truly yours,

/s/ James Michael Whitfield
James Michael Whitfield

Dynamic Energy Alliance Corporation
10000 N. Central Expressway, Suite 400,
Dallas, Texas 75231

October 1, 2013

Board of Directors
Dynamic Energy Alliance Corporation
10000 N. Central Expressway, Suite 400,
Dallas, Texas 75231

Re:  Resignation of James Michael Whitfield

Dear Board of Directors:

Please be advised that I, James Michael Whitfield, do hereby resign all of my positions as Director or of Dynamic Energy Alliance Corporation., (the "Company"). This resignation is effective October 11, 2013. Specifically, I resign from my position as Director of the Company, as well as any other positions that might be construed as part of the directorship of the Company.

This resignation is made for personal reasons and not due to any disagreement on any matter relating to the operations, policies, or practices of the Company.

Very truly yours,

/s/ James Michael Whitfield
James Michael Whitfield